Exhibit 10.1

EXECUTION VERSION

PLACEMENT AGENCY AGREEMENT

ADL CLO 2 LLC

October 29, 2025

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Apollo Global Securities, LLC

9 West 57th Street, 41st Floor

New York, New York 10019

Ladies and Gentlemen:

ADL CLO 2 LLC (the “Issuer”) proposes to issue U.S.$0 Class A-1a Senior Secured Floating Rate Notes due 2037 (the “Class A-1a Notes”), U.S.$14,000,000 Class A-1b Senior Secured Floating Rate Notes due 2037 (the “Class A-1b Notes”), U.S.$30,000,000 Class A-2 Senior Secured Floating Rate Notes due 2037 (the “Class A-2 Notes”), U.S.$56,000,000 Class B Secured Deferrable Floating Rate Notes due 2037 (the “Class B Notes”) and U.S.$42,000,000 Class C Secured Deferrable Floating Rate Notes due 2037 (the “Class C Notes” and, together with the Class A-1a Notes, the Class A-1b Notes, the Class A-2 Notes and the Class B Notes, the “Secured Notes”) and U.S.$128,200,000 Subordinated Notes due 2125 (the “Subordinated Notes” and, together with the Secured Notes, the “Notes”, as described in the schedule attached hereto, the “Transaction Schedule”). The Notes will be issued pursuant to the provisions of an indenture to be dated on or about October 29, 2025 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as collateral trustee (the “Trustee”).

In addition, the Issuer plans to borrow and incur (i) U.S.$398,500,000 Class A-1a-L1 Loans maturing 2037 (the “Class A-1a-L1 Loans”) pursuant to those certain Class A-1a-L1 Credit Agreement dated as of the Closing Date (the “Class A-1a-L1 Credit Agreement”) among the Issuer, certain lenders from time to time party thereto, the Trustee and U.S. Bank Trust Company, National Association, as loan agent (the “Loan Agent”), (ii) U.S.$7,500,000 Class A-1a-L2 Loans maturing 2037 (the “Class A-1a-L2 Loans”) pursuant to those certain Class A-1a-L2 Credit Agreement dated as of the Closing Date (the “Class A-1a-L2 Credit Agreement”) among the Issuer, certain lenders from time to time party thereto, the Trustee and the Loan Agent, (iii) U.S.$14,000,000 Class A-1b Loans maturing 2037 (the “Class A-1b Loans”) pursuant to those certain Class A-1b Credit Agreement dated as of the Closing Date (the “Class A-1b Credit Agreement”) among the Issuer, certain lenders from time to time party thereto, the Trustee and the Loan Agent and (iv) U.S.$12,000,000 Class A-2 Loans maturing 2037 (the “Class A-2 Loans”, and together with the Class A-1a-L1 Loans, the Class A-1a-L2 Loans and the Class A-1b Loans, the “Loans”, and together with the Secured Notes, the “Secured Debt” and, together with the Subordinated Notes, the “Debt”) pursuant to those certain Class A-2 Credit Agreement dated as of the Closing Date (the “Class A-2 Credit Agreement”, and together with the Class A-1a-L1 Credit Agreement, the Class A-1a-L2 Credit Agreement and the Class A-1b Credit Agreement, the “Credit Agreements”) among the Issuer, certain lenders from time to time party thereto, the Trustee and the Loan Agent. Capitalized terms used and not defined herein shall have the respective meanings given to them in the Indenture.

The Notes will be represented by Global Notes and Certificated Notes and the Secured Debt will be secured by the Assets.

The Issuer proposes to issue and sell all of the Notes and, subject to the terms and conditions set forth herein, request that each of RBC Capital Markets, LLC (“RBC”) and/or any of its Affiliates and Apollo Global Securities, LLC (“AGS”) act as a placement agent with respect to the Placed Notes (each, a “Placement Agent” and together the “Placement Agents”) pursuant to this Placement Agency Agreement (this “Agreement”). The issuance of the Notes and the offer, sale, delivery and placement of the Notes as contemplated by the Offering Materials is referred to herein as the “Transaction.” RBC will use commercially reasonable efforts to place the Notes (the “Placed Notes”), subject to the conditions and limitations set forth in this Agreement.

The Notes will be offered and sold without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on certain exemptions from the registration requirements thereof.

In connection with the initial sale of the Notes, the Issuer has prepared a preliminary offering circular subject to completion dated September 5, 2025 (together with any amendments or supplements thereto, the “Preliminary Offering Circular”), a second Preliminary Offering Circular subject to completion dated September 17, 2025 (together with any amendments or supplements thereto, the “Second Preliminary Offering Circular” and, together with the Preliminary Offering Circular, the “Preliminary Offering Circulars”), and a final offering circular dated October 27, 2025 (together with any amendments or supplements thereto, the “Final Offering Circular”), in each case, for the information of the Placement Agents and for delivery to prospective purchasers of the Notes. Such Preliminary Offering Circulars and Final Offering Circular, including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits and annexes, are referred to herein as the “Offering Materials”.

Section 1. Representations and Warranties of the Issuer.

The Issuer represents and warrants to, and agrees with, the Placement Agents that:

(a) Each of the Preliminary Offering Circulars, as of their respective dates and any date of delivery to investors (prior to being superseded by a subsequent Preliminary Offering Circular or the Final Offering Circular), and the Final Offering Circular as of its date, any date of delivery to investors prior to the Closing Date and as of the Closing Date, in each case, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information. For purposes of this Agreement, “Placement Agent Information” shall mean (x) in the case of RBC, the information in the section “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Placement Agent” as set forth in the Final Offering Circular and (y) in the case of AGS, the information in the section “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Apollo Global Securities” as set forth in the Final Offering Circular.

(b) It has been duly formed, is validly existing and in good standing under the laws of its governing jurisdiction and has the corporate, limited liability company or other similar power, as applicable, and authority to own its assets, to conduct its business as described in the Final Offering Circular and to execute, deliver and perform its obligations under this Agreement, the Indenture, the Credit Agreements, the Notes, the Loans, the Collateral Management Agreement, the Securities Account Control Agreement, the Administration Agreement, the Banking Entity Master Participation Agreements, the Warehouse SPV Master Participation Agreements, the Master Loan Sale Agreement, the LLC Agreement and the Collateral Administration Agreement (collectively, the “Transaction Documents”).

(c) The Notes have been or will be, on or prior to the Closing Date, duly authorized and executed by the Issuer thereunder, and, when issued, recorded in the Register, authenticated, delivered and paid for, in each case pursuant to and in the manner set forth in the Indenture, they will have been duly executed, authenticated, issued and delivered, and will constitute valid and legally binding obligations of the Issuer thereunder entitled to the benefits provided by the Indenture and enforceable in accordance with their terms. Each of the other Transaction Documents to which it is a party has been or will be prior to the Closing Date duly authorized by it and, when executed and delivered by it and the other parties thereto will constitute a valid and legally binding agreement of it enforceable against it in accordance with its terms. On the Closing Date, each Transaction Document will be in conformance with the descriptions of each such Transaction Document as set forth in the Final Offering Circular.

(d) Its execution and delivery of, and its performance of its obligations under, the Transaction Documents to which it is a party do not in any material respect contravene any provision of applicable law or its formation documents or any agreement or other instrument binding upon it, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for its performance of its obligations under the Transaction Documents to which it is a party, except such as have been obtained, and except such as may be required under state securities or “blue sky” laws in any jurisdiction in connection with the initial sale of the Notes by the Issuer (and in the case of sales made through the Placement Agents, in connection with the Placed Notes) and such other approvals as have been obtained and are in full force and effect.

(e) It has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals (collectively, “Consents and Filings”), required for the execution, delivery or performance by it of the Transaction Documents and to own and use assets and to conduct its business in the manner described in the Final Offering Circular other than where the failure to obtain or make such Consents and Filings would not reasonably be expected to have a material adverse effect on it or the Debt.

(f) There are no legal or governmental proceedings pending or, to its best knowledge after due inquiry, threatened to which it is a party or to which any of its assets is subject.

(g) It has not taken, directly or indirectly, any action prohibited by Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(h) The Notes meet the requirements of, or are exempt from registration pursuant to, as applicable, Section 4(a)(2), Rule 144A(d)(3) or Regulation S of the Securities Act, as applicable. It has not engaged and will not engage in any directed selling efforts with respect to the Notes.

(i) Each of it and its affiliates as defined in Rule 501(b) of Regulation D under the Securities Act (each, an “Affiliate”) or any Person acting on its or their behalf has complied with the offering restrictions requirements of Rule 903 of Regulation S (except that no representation is made with respect to the Placement Agents). It has not entered into any contractual agreement with respect to the placement of the Notes except for the arrangements with the Placement Agents.

(j) Neither it nor any of its Affiliates has directly or through any agent (other than the Placement Agents) (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (B) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act), or sold, offered for sale or solicited offers to buy the Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”); and it and any Person acting on its behalf has complied with and will implement the “offering restrictions” requirements of Regulation S.

(k) It is not, and will not be required as a result of the offer and sale or incurrence, as applicable, of the Debt and the application of proceeds thereof to register as, an “investment company” under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(l) It has no present intention to solicit any offer to buy or to offer to sell any securities of the same or a similar class as the Notes.

(m) Based on the procedures it has in place, the deemed and affirmative representations made by the purchasers of the Notes and the representations of the Placement Agents, it reasonably believes that initial sales and subsequent transfers of the Notes will be limited to Persons who are either (i) other than in the case of the Subordinated Notes, non-U.S. Persons within the meaning of Regulation S under the Securities Act, (ii) Qualified Institutional Buyers or (iii) solely in the case of Certificated Notes only, that in the case of each of clauses (i), (ii) and (iii) are Qualified Purchasers (or entities owned exclusively by Qualified Purchasers), purchasing for their own account or one or more accounts with respect to which they exercise sole investment discretion, each of which is both a Qualified Institutional Buyer and a Qualified Purchaser (or an entity owned exclusively by Qualified Purchasers).

(n) The Issuer has provided a written representation (the “Rule 17g-5 Representation”) to the Rating Agency which satisfies the requirements of Rule 17g-5(a)(iii)(3) (“Rule 17g-5”) under the Exchange Act. The Issuer has complied, or has caused its agents and advisors (who, for the avoidance of doubt, do not include the Placement Agents) to comply on its behalf, with the representations, certifications and covenants made to the Rating Agency in connection with the Rule 17g-5 Representation. “Rating Agency” means S&P.

(o) Other than the Issuer Written Communication (described in Section 4(f)), the Preliminary Offering Circulars and the Final Offering Circular, it (including its agents and representatives, other than the Placement Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(p) Since the date as of which information is given in the Final Offering Circular, there has not been any change in its share capital, capital stock or debt, or any material adverse change, or any development involving a prospective material adverse change, in or affecting its general affairs, business, prospects, management, financial position or stockholders’ or members’ equity, taken as a whole, other than as set forth or contemplated in the Final Offering Circular and the Transaction Documents; and, except as set forth or contemplated in the Final Offering Circular or the Transaction Documents, it has not entered into any material transaction or agreement (whether or not in the ordinary course of business).

(q) It has no subsidiaries, other than as authorized by the Indenture.

(r) The Transaction (including, without limitation, the use of the proceeds from the sale of the Notes) will not violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(s) It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement, the Indenture and the Final Offering Circular to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(t) [Reserved.]

(u) The “fixed field” attachment to each CUSIP number that the Issuer has obtained for the Notes contains “3c7” and “144A” indicators.

(v) The Issuer has instructed DTC to take the following or similar steps with respect to the Rule 144A Global Notes:

(1) the DTC 20-character security descriptor and 48-character additional descriptor will indicate with the marker “3c7” that sales are limited to persons who are both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers;

(2) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it; and where the DTC deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions;

(3) DTC will, at the Issuer’s request, send an “Important Notice” outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;

(4) upon request, DTC will provide to the Issuer a list of all DTC participants holding positions in the Notes so the Issuer can send a notice to those participants stating that sales are limited to persons who are both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers; and

(5) DTC will make available to all DTC participants a “Reference Directory” that includes a list of all issuers who have advised DTC that they are 3(c)(7) issuers, as well as CUSIP numbers for the 3(c)(7) securities and such “Reference Directory” after the Closing Date will include the name of the Issuer and the CUSIP number for the Notes.

(w) Bloomberg Screens, Etc. The Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Rule 144A Global Notes. Without limiting the foregoing, the Issuer shall request Bloomberg L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Notes:

(1) the “Note Box” on the bottom of the “Security Display” page describing each Rule 144A Global Note should state: “Iss’d Under 144A/3c7”;

(2) the “Security Display” page should have a flashing red indicator stating “See Other Available Information”; and

(3) such indicator should link to an “Additional Security Information” page, which should state that the Rule 144A Global Notes “are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7))”.

(x) As of the Closing Date, it has not obtained any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act).

Section 2. Placement; Commission; Closing; the Placement Agent Fee.

(a) The Issuer hereby agrees to issue and sell the Placed Notes issued by it to the initial investors through the Placement Agents, subject to the terms of the Indenture. Issuer understands that the Placement Agents, on behalf of the Issuer, intend (i) to place the Placed Notes privately pursuant to Section 4(a)(2), Regulation S or another available exemption under the Securities Act on the Closing Date or such other date as determined by the Placement Agents and (ii) to place the Placed Notes upon the terms set forth in the Final Offering Circular.

(b) The Notes shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever.

(c) The Issuer covenants and agrees with the Placement Agents that, on the Closing Date, the Issuer will pay or cause to be paid (i) to RBC the fees specified in the letter agreement dated as of September 18, 2025 among the Issuer, RBC and the Collateral Manager (the “RBC Placement Fee”) and (ii) to AGS a fee in an amount separately agreed by the Issuer and AGS, in consideration of the services rendered by it under this Agreement and otherwise with respect to the transactions contemplated by the Indenture (the “AGS Placement Fee” and, together with the RBC Placement Fee, the “Placement Agent Fee”) and (iii) the aggregate amount of expenses described in Section 5 hereof which will be paid or have been paid by the Placement Agents on behalf of the Issuer.

(d) The Issuer confirms that the Placement Agents are authorized, subject to the restrictions set forth below, to distribute copies of the Offering Materials in connection with the placement of the Placed Notes.

Section 3. Conditions to Closing.

The obligations of the Placement Agents under this Agreement to use commercially reasonable efforts to place the Placed Notes are subject to the performance by the Issuer of its agreements, covenants, conditions and obligations hereunder, and to the satisfaction (or waiver, in the Placement Agents’ sole discretion), of the following conditions precedent:

(a) The representations and warranties of the Issuer contained herein will be true and correct on and as of the Closing Date and are true and correct as if made on and as of the Closing Date.

(b) The statements of the authorized representatives of the Issuer made in any certificates pursuant to the provisions hereof are true and correct as if made on and as of the Closing Date and will be true and correct on and as of the Closing Date.

(c) The Secured Debt will have the ratings as specified under “Required Ratings” in the Transaction Schedule.

(d) The Placement Agents shall have received on the Closing Date, a certificate dated the Closing Date and signed by an authorized Officer of the Issuer certifying that (i) its representations and warranties contained in this Agreement are true and correct as of the Closing Date, (ii) it has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date and (iii) since the date as of which information is given in the Final Offering Circular, there has not been any change in its share capital, capital stock or debt or any material adverse change or any development involving a prospective material adverse change, in or affecting its general affairs, business, prospects, management, financial position or stockholders’ or members’ equity, taken as a whole, otherwise than as set forth or contemplated in the Final Offering Circular. The authorized Officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Placement Agents shall have received on the Closing Date, in each case in form and substance satisfactory to the Placement Agents and dated the Closing Date, opinions of (i) Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, the Collateral Manager and the Retention Holder (ii) Dechert LLP, U.S. counsel to the Collateral Manager, the Retention Holder and the Issuer, and (iii) Nixon Peabody LLP, counsel to the Trustee, the Loan Agent and Collateral Administrator.

(f) The Placement Agents shall have received from Dechert LLP, U.S. counsel to the Collateral Manager, the Retention Holder and the Issuer, on the Closing Date, a written letter with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act in form and substance satisfactory to the Placement Agents.

(g) The Transaction Documents being entered into on the Closing Date shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Placement Agents; executed versions thereof shall have been delivered to the Placement Agents and any such agreements or letters shall be in full force and effect as determined in the sole discretion of the Placement Agents.

(h) The Placement Agents shall have received satisfactory evidence that any Global Notes have been delivered or transferred to the Trustee and the Certificated Notes, if any, have been delivered as required under the Indenture.

(i) The Issuer shall have executed and delivered letters of representation to the Depository Trust Company (“DTC”) with respect to the Global Notes and DTC shall have acknowledged such letters are in acceptable form.

(j) The Placement Agents shall have received (or due provision has been made) for the payment in immediately available funds of the Placement Agent Fee and the expenses described in Section 5 herein.

(k) Since the date as of which information is given in the Final Offering Circular, there has not been any change in the share capital, capital stock or debt of the Issuer, or any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position or stockholders’ or members’ equity of the Issuer, the Collateral Manager or any of their respective subsidiaries or Affiliates, taken as a whole, otherwise than as set forth or contemplated in the Final Offering Circular.

(l) The Notes are qualified for offer and sale under the securities laws of such jurisdictions as the Placement Agents have requested.

(m) None of the following events shall have occurred: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Issuer shall have been suspended on any substantial U.S. exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Placement Agents, is materially adverse and which, singly or together with any other event specified in this clause (v), makes it, in the sole judgment of the Placement Agents, impracticable or inadvisable to proceed with the offer, sale, placement or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular.

(n) With respect to those investors purchasing Subordinated Notes, note subscription agreements or letters of representation, as applicable, shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Placement Agents; executed versions thereof shall have been delivered to the Placement Agents; and such agreements or letters shall be in full force and effect as determined in the sole discretion of the Placement Agents.

(o) The Issuer shall have furnished the Placement Agents with such conformed copies of such opinions, certificates, letters and documents as the Placement Agents may have reasonably requested.

(p) The Collateral Manager shall have furnished to the Placement Agents a certificate, dated the Closing Date, signed by an authorized officer of the Collateral Manager certifying that (i) the Collateral Manager has examined the Final Offering Circular, (ii) the Collateral Manager Information (as defined in the Final Offering Circular) in the Final Offering Circular as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that would reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Offering Materials or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement.

Section 4. Covenants of the Issuer.

In further consideration of the agreements of the Placement Agents herein contained, the Issuer covenants as follows:

(a) To furnish the Placement Agents as many copies of the Offering Materials and any supplements and amendments thereto as the Placement Agents may reasonably request.

(b) Before amending or supplementing the Offering Materials, to furnish the Placement Agents a copy of each such proposed amendment or supplement, and to make no such proposed amendment or supplement to which the Placement Agents reasonably objects; provided that this Section 4(b) shall not be applicable to an additional issuance, refinancing or re-pricing supplement prepared in connection with an additional issuance, refinancing or re-pricing effected pursuant to the terms of the Indenture.

(c) If, at any time prior to the completion of the initial sale of the Placed Notes, any event shall occur or condition shall exist that makes it necessary to amend or supplement the Offering Materials (or any amendment or supplement thereto) due to any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials (or any amendment or supplement thereto), or arising out of or based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Materials to comply with applicable law, to (i) prepare and furnish, at the Issuer’s expense, to the Placement Agents (and any other dealers upon request) either amendments or supplements to the Offering Materials so that the statements in the Offering Materials as so amended or supplemented will not contain any untrue statement of any material fact or omit to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or so that the Offering Materials will comply with applicable law and (ii) instruct the Placement Agents promptly to suspend the placement of the Placed Notes until such amendments or supplements are prepared and furnished to the Placement Agents.

(d) To prepare promptly, upon the reasonable request of the Placement Agents, any amendments of or supplements to the Offering Materials, including any amendment or supplement pursuant to clause (c) above, that in the opinion of the Placement Agents may be reasonably necessary to enable the Placement Agents to continue to place the Placed Notes, subject to the approval of counsel to the Issuer and the Placement Agents.

(e) To not (and to cause its Affiliate or any Person acting on behalf of it or its Affiliate to not) (i) publish or disseminate any material in connection with the offering of the Notes (unless the Placement Agents shall have consented in its sole discretion to the publication or use thereof), (ii) engage in any directed selling efforts with respect to the Notes within the meaning of Regulation S of the Securities Act, (iii) take any action prohibited by Regulation M of the Exchange Act, (iv) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of the Notes or any “security” (as defined in the Securities Act) which (A) is or will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act, or (B) would cause the offer and sale of the Notes pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act, (v) solicit any offer to buy, offer, sell, contract to sell or otherwise dispose of Notes by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the Securities Act and (vi) during the period of two years after the Closing Date, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them (except pursuant to an exemption from registration as described in the Indenture and the Final Offering Circular).

(f) Before using, authorizing, approving or referring to any written communication (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Placed Notes (an “Issuer Written Communication”) (other than written communications that are listed in the Final Offering Circular), the Issuer will furnish to the Placement Agents and counsel for the Placement Agents a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Placement Agents objects.

(g) So long as the Debt is Outstanding, to not become or own or control an investment company required to be registered under the Investment Company Act.

(h) So long as it is not a reporting company under Section 13 or Section 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner, it shall provide such Holder or beneficial owner and a prospective purchaser designated by such Holder or beneficial owner the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

(j) To qualify and maintain the qualification of the Placed Notes for offer, placement and sale under the securities laws or “blue sky laws” of such jurisdictions as the Placement Agents have requested for so long as required for the placement of the Placed Notes, except that the Issuer shall not be required (except as otherwise expressly provided in any Transaction Document and any other agreement incidental to any Transaction Document entered into by the Issuer) to file a general consent to service of process in any jurisdiction.

(k) To advise the Placement Agents, promptly after the Issuer receives notice or obtains knowledge thereof, of the suspension of the qualification of the Notes for offering, placement or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use its best efforts to obtain its withdrawal promptly.

(l) To hold the Placement Agents harmless against any documentary, stamp or similar transfer or issue tax (including any interest and penalties) on the issue, sale and delivery of the Notes in accordance with the terms of this Agreement and on the execution and delivery of the Transaction Documents to which it is a party which are or may be required to be paid under the laws of the United States or any political subdivision or taxing authority thereof or therein. All payments to be made by the Issuer to the Placement Agents hereunder shall be made in U.S. Dollars, at such place as indicated by the Placement Agents without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of the State of Delaware or any taxing authority therein, unless the Issuer shall pay such additional amounts as may be necessary in order that the net amounts after such withholding or deduction shall equal the amounts that would have been payable if no such withholding or deduction had been made.

(m) To comply with all of its duties, covenants and obligations contained in any Transaction Document to which it is a party.

(n) To not offer the Notes to its own or any affiliated participant-directed employee plan.

(o) In the case of the Issuer, to cause its agents and advisors (including the Collateral Administrator) to comply with the representations, certifications and covenants made by it in the engagement letter with the Rating Agency in connection with Rule 17g-5, and make accessible to any non-hired nationally recognized statistical rating organization all information provided to the Rating Agency in connection with the issuance and monitoring of credit ratings on the Secured Debt in accordance with Rule 17g-5.

(p) To use the net proceeds from the sale or incurrence, as applicable, of the Debt in the manner specified in the Final Offering Circular under the caption “Use of Proceeds”.

(q) So long as the Placed Notes are outstanding, to furnish or cause to be furnished to the Placement Agents copies of all reports or other communications (financial or other) furnished to holders of Notes or as reasonably requested by the Placement Agents.

Section 5. Fees and Expenses.

The Issuer covenants and agrees with the Placement Agents that the Issuer will pay, or cause to be paid, on the Closing Date from the proceeds of the sale of the Notes and incurrence of the Loans, all expenses incident to the performance of the Issuer under the Transaction Documents, including: the preparation and printing of the Offering Materials, and all amendments and supplements thereto (except as otherwise provided herein); all fees and expenses in connection with the qualification of the Notes for offering and sale under applicable securities laws as provided herein, including any “blue sky” and legal investment memoranda and any other agreements or documents in connection with the offering, placement, purchase, sale and delivery of the Notes and incurrence of the Loans; the fees and disbursements of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, the Collateral Manager and the Retention Holder; the fees and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to AGS; the fees and disbursements of the Issuer’s accountants, if any; the fees and disbursements of the Trustee and its counsel; the fees and disbursements of Dechert LLP, U.S. counsel to the Retention Holder, the Collateral Manager and the Issuer; the fees and disbursement of Paul Hastings LLP, U.S. counsel to RBC; the fees and expenses incurred in connection with obtaining ratings for the Secured Debt required or expected to be rated as of the Closing Date as specified in the Final Offering Circular; all fees and expenses incurred in connection with the formation of the Issuer; all costs and expenses incurred in the preparation, issuance, printing and delivery of the Transaction Documents being entered into on the Closing Date and all other documents relating to the issuance, purchase and sale of the Notes and incurrence of the Loans; any investor discounts that the Placement Agents and the Collateral Manager agree can be borne by the Issuer; and all other costs and expenses incident to the performance by the Issuer of its various obligations hereunder which are not otherwise specifically provided for in this Section 5. The Issuer will also pay or cause to be paid any transfer, stamp or value added taxes payable in connection with the transactions contemplated hereby. Such payments shall be made promptly by wire transfer of immediately available funds to an account specified by the Placement Agents. To the extent that the fees and expenses payable by the Issuer pursuant to this Section 5 on the Closing Date cannot be determined as of the Closing Date, the Issuer shall pay such amounts promptly following written request therefor by the Placement Agents, or any other applicable party, following the Closing Date pursuant to the terms of the Indenture and in accordance with the Priority of Payments.

Section 6. Offering of Notes; Restrictions on Transfer; Certain Agreements of the Placement Agents.

(a) Each Placement Agent acknowledges that the Placed Notes have not been and will not be registered under the Securities Act and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Section 4(a)(2) or Rule 144A under the Securities Act. Each Placement Agent represents and agrees that it will solicit offers for the Placed Notes only in accordance with (A) other than with respect to the Subordinated Notes, Rule 903 of Regulation S to Persons that are Qualified Purchaser (or an entity owned exclusively by Qualified Purchasers) and (B) Section 4(a)(2) to persons whom it reasonably believes to be both (1) either (x) a Qualified Institutional Buyer or (y) an Institutional Accredited Investor and (2) a Qualified Purchaser (or an entity owned exclusively by Qualified Purchasers), in each case that can make the representations found under “Transfer Restrictions” in the Final Offering Circular.

(b) Each Placement Agent agrees that it will not offer, sell, place or deliver the Placed Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act nor will it publish or disseminate any Offering Materials in connection with the offering of the Placed Notes unless the Issuer and the Collateral Manager are informed of the publication or use thereof.

(c) [Reserved].

(d) Each Placement Agent has complied with and will comply with all material applicable laws and regulations in each jurisdiction in which it acquired or offered or acquires, offers, sells, places or delivers the Placed Notes or distributed or distributes the Final Offering Circular or any such other material.

(e) Each Placement Agent represents and agrees that it will either (i) place the Placed Notes at the purchase price in U.S. Dollars set forth on Schedule I hereto or (ii) provide the Issuer with notice of such other price prior to the sale of such Placed Notes.

(f) Each Placement Agent agrees that, at or prior to confirmation of sales of the Placed Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Placed Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons that are Qualified Purchasers (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A or another exemption from the registration requirements of the Securities Act) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Section 7. Indemnification and Contribution.

(a) Subject to Section 14 herein, the Issuer agrees to indemnify and hold harmless the Placement Agents, each Affiliate of the Placement Agents that assists the Placement Agents in the distribution of the Notes, each Person, if any, who controls such Placement Agents within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent and the officers, directors and managers of each of the foregoing (collectively, the “Agent Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable and documented legal or other expenses incurred by any Agent Indemnified Party) (“Losses”) relating to, arising out of or in connection with the transactions contemplated by, or the engagement of the Placement Agents by the Issuer pursuant to, this Agreement and the other Transaction Documents except for any losses, claims, damages and liabilities that are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Placement Agents. The foregoing indemnity shall include any losses, claims, damages or liabilities that are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials or any Issuer Written Communication or amendment or supplement thereto, as of their respective dates and, in the case of the Final Offering Circular, as of its date and as of the Closing Date, or arising out of or based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission in the applicable Placement Agent’s Placement Agent Information. The Issuer also agrees that none of the Agent Indemnified Parties shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it for or in connection with the transactions contemplated by this Agreement or the other Transaction Documents except for any losses, claims, damages and liabilities that are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Placement Agents.

(b) In the event any proceeding (including any governmental or regulatory investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 7, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such proceeding and the fees and disbursements of counsel, accountants and other experts related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability subject to indemnification hereunder by reason of such settlement or judgment. Notwithstanding the preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (b), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c) To the extent the indemnification provided for in paragraph (a) of this Section 7 is unavailable to any indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Placement Agents, on the other hand from the offering and placement of the Placed Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Placement Agents, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Placement Agents, on the other hand, as applicable, in connection with the offering and placement of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received directly by the Issuer on the one hand and the total discounts, commissions and structuring and advisory fees received in respect of the Notes by the Placement Agents, on the other hand bear to the aggregate offering price of the Notes. The relative fault of the Issuer on the one hand and of the Placement Agents, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Issuer on the one hand or by the Placement Agents, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Issuer and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding anything to the contrary contained in this Agreement or elsewhere, under no circumstances shall the aggregate amount to be contributed by the Agent Indemnified Parties exceed the aggregate amount of fees actually received by them under this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent Indemnified Party or (iii) acceptance of any payment for any of the Notes. Subject to Section 14, the remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.

Section 8. Termination.

Notwithstanding anything herein to the contrary, this Agreement may be terminated in the absolute discretion of the Placement Agents by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally has been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or in any over-the-counter market, (ii) a general moratorium on commercial banking activities in New York has been declared by either Federal or New York State authorities, (iii) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis has occurred, either within or outside the United States, that in the reasonable judgment of the Placement Agents is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes and incurrence of the Loans on the terms and in the manner contemplated by this Agreement, the Credit Agreements and the Final Offering Circular or (iv) the representation in Section 1(a) is incorrect in any respect.

Section 9. Nature of Transaction.

(a) The arrangement for the placement of the Placed Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Placement Agents, on the other. In connection therewith and with the process leading to such transaction, each Placement Agent is acting solely as an agent and not as fiduciary of the Issuer or any other Person. The Placement Agents have not assumed an advisory or fiduciary responsibility in favor of the Issuer or any other Person with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether a Placement Agent has advised or is currently advising it on other matters), except the obligations expressly set forth in this Agreement.

Additionally, the Placement Agents are not advising the Issuer or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate and it is solely responsible for making its own independent judgments with respect to the transactions contemplated hereby. The Issuer will not claim that the Placement Agents have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto. Any review by the Placement Agents of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agents and shall not be on behalf of the Issuer.

(b) In soliciting offers to purchase the Placed Notes pursuant to this Agreement each Placement Agent will be acting as the Issuer’s agent in the placing of the Placed Notes and such Placement Agent’s responsibility in this transaction is limited to a “commercially reasonable efforts” basis in placing the Placed Notes, with no understanding, express or implied, on the Placement Agent’s part of a commitment to purchase or place the Placed Notes. The Issuer will sell the Placed Notes directly to each purchaser through the Placement Agents and the Placement Agents will have no ownership interest in or title to the Placed Notes; provided that the Placement Agents shall have the right, but shall not be obligated, to purchase Placed Notes as principal for its own account.

(c) If either Placement Agent purchases as principal for its own account, each of the representations, warranties and covenants of the Issuer in this Agreement shall be for the benefit of such Placement Agent, as purchaser.

(d) The Placement Agents shall have no liability to the Issuer in the event any purchase of Notes is not consummated for any reason. If the Issuer shall fail to deliver Placed Notes to a purchaser whose offer it has accepted, it shall hold the Placement Agents harmless against any loss, claim, damage or liability arising from or as a result of such failure by the Issuer.

Section 10. Submission to Jurisdiction, Waiver of Immunity.

(a) The Issuer and the Placement Agents irrevocably submit, to the extent permitted by applicable law, to the nonexclusive jurisdiction of any New York state or United States federal court sitting in the City of New York, Borough of Manhattan, in any suit, action or proceeding arising out of or relating to this Agreement, the Final Offering Circular, the other Transaction Documents or the Debt. The Issuer and the Placement Agents irrevocably waive, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Issuer hereby appoints Corporation Service Company (the “Process Agent”) as its agent, currently with an address at 19 West 44th Street, Suite 200, New York, NY 10036, to receive on behalf of it and its property, service of any summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made, to the extent permitted by applicable law, by delivering by hand or certified or overnight mail a copy of such process to the Issuer in care of the Process Agent at such Process Agent’s above address or such other address as the Issuer shall notify the Placement Agents, in writing, provided, however, that service shall also be mailed to the Issuer and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, with delivery of a copy thereof to the Issuer in the same manner and to the same address as notices are required to be delivered to the Issuer under Section 12 hereof. The Issuer agrees that such service shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. To the fullest extent permitted by applicable law, the Issuer agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law.

(b) To the extent that the Issuer or the Placement Agents have or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

(c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of a proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 11. Survival.

The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Issuer and any of its officers and directors, and the Placement Agents, respectively, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Placement Agents or any officer, director, employee or controlling person of the Placement Agents) and will survive delivery of and payment for the Notes. The provisions of Sections 5, 7, 10 and 14 shall survive the termination of this Agreement.

Section 12. Notices.

All communications hereunder shall be in writing and, if sent to the Placement Agents, shall be sufficient in all respects if delivered, sent by registered mail, faxed or sent in .pdf form to: (i) in the case of RBC, RBC Capital Markets, LLC at 200 Vesey Street, 8th Floor, New York, New York 10281, attention: CLO Structuring, email: matthew.otte@rbccm.com and (ii) in the case of AGS, at 9 West 57th Street, 41st Floor, New York, New York 10019 or, if sent to the Issuer, shall be sufficient in all respects if delivered, sent by registered mail, telecopied or sent in .pdf form to ADL CLO 2 LLC, c/o Apollo Debt Solutions BDC, 9 West 57th Street, 41st Floor, New York, New York 10019, Attention: Kristin Hester, email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo.com.

Section 13. Miscellaneous.

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be at the rate at which in accordance with normal banking procedures the Placement Agents could purchase U.S. Dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to the Placement Agents shall, notwithstanding any judgment in a currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by the Placement Agents of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Placement Agents may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Placement Agents hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Placement Agents against such loss. If the U.S. Dollars so purchased are greater than the sum originally due to the Placement Agents hereunder, the Placement Agents agree to pay to the Issuer an amount equal to the excess of the U.S. Dollars so purchased over the sum originally due to the Placement Agents hereunder.

(b) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement.

(c) This Agreement shall inure to the benefit of and be binding upon the Issuer, the Placement Agents, each Affiliate of the Placement Agents that assists the Placement Agents in the placement or distribution of the Notes, their respective successors, and with respect to Section 7 hereof, the officers, directors, managers, trustees and controlling Persons of each of the foregoing, and no other Person will have any right or obligation hereunder. For the avoidance of doubt, no purchaser of Notes from the Placement Agents shall be deemed to be a successor merely by reason of such purchase.

(d) The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

(e) THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14. Limited Recourse; Non-Petition.

Notwithstanding any other provision of this Agreement, the obligations of the Issuer under the Debt and this Agreement are limited recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture and the Credit Agreements, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, manager, subsidiary, trustee, beneficial owner, shareholder, member or incorporator of the Issuer or its Affiliates, successors or assigns for any amounts payable under the Debt or this Agreement. It is understood that the foregoing provisions of this Section 14 shall not (1) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (2) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt or secured by this Agreement until such Assets have been realized. It is further understood that the foregoing provisions of this Section 14 shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Debt or this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. In addition, the Placement Agents agrees not to cause the filing of a petition in bankruptcy against the Issuer until the payment in full of all Debt (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year (or, if longer, the applicable preference period then in effect) plus one day, following such payment in full. The provisions of this Section 14 shall survive the termination of this Agreement for any reason whatsoever.

Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

ADL CLO 2 LLC,
as Issuer

By: Apollo Debt Solutions BDC, as its designated manager

By: Apollo Credit Management, LLC, its investment manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

ADL CLO 2 LLC

PLACEMENT AGENCY AGREEMENT

Accepted at New York, New York,
as of the date first above written.

RBC CAPITAL MARKETS, LLC,
as Placement Agent

By:	/s/ Chris Heron
Name: Chris Heron
Title: Authorized Signatory

APOLLO GLOBAL SECURITIES, LLC,
as Placement Agent

By:	/s/ Daniel M. Duval
Name: Daniel M. Duval
Title: Vice President

ADL CLO 2 LLC

PLACEMENT AGENCY AGREEMENT

SCHEDULE I

Transaction Schedule

Notes:

U.S.$0 Class A-1a Senior Secured Floating Rate Notes due 2037

U.S.$14,000,000 Class A-1b Senior Secured Floating Rate Notes due 2037

U.S.$30,000,000 Class A-2 Senior Secured Floating Rate Notes due 2037

U.S.$56,000,000 Class B Secured Deferrable Floating Rate Notes due 2037

U.S.$42,000,000 Class C Secured Deferrable Floating Rate Notes due 2037

U.S.$128,200,000 Subordinated Notes due 2125

Placed Notes:

U.S.$0 Class A-1a Senior Secured Floating Rate Notes due 2037

U.S.$14,000,000 Class A-1b Senior Secured Floating Rate Notes due 2037

U.S.$30,000,000 Class A-2 Senior Secured Floating Rate Notes due 2037

U.S.$56,000,000 Class B Secured Deferrable Floating Rate Notes due 2037

U.S.$42,000,000 Class C Secured Deferrable Floating Rate Notes due 2037

U.S.$128,200,000 Subordinated Notes due 2125

Required Ratings:	Class of Notes	S&P
	Class A-1a Notes, Class A-1a-L1 Loans and Class A-1a-L2 Loans	“AAA(sf)”
	Class A-1b Notes and Class A-1b Loans	“AAA(sf)”
	Class A-2 Notes and Class A-2 Loans	“AA(sf)”
	Class B Notes	“A(sf)”
	Class C Notes	“BBB-sf”